UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2020

Brigham Minerals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive, Suite 200

Austin, TX 78730

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 220-6350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 10, 2020, Brigham Minerals, Inc. (the “Company”), certain stockholders of the Company (together, the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate of 4,366,209 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Offering”). Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriter a 30-day option to purchase up to an aggregate of 654,931 additional shares of Class A Common Stock to cover over-allotments (the “Option”), which Option was exercised in full on September 14, 2020. The material terms of the Offering are described in the prospectus, dated September 10, 2020 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 11, 2020, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering closed on September 15, 2020. The Company will not receive any proceeds from the sale of shares of Class A Common Stock in the Offering. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. As more fully described under the caption “Underwriting” in the Prospectus, the Underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company for which they received or will receive customary fees and expenses. In particular, an affiliate of the Underwriter is a lender under the Company’s revolving credit facility.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, John A. Holland resigned as a member of the Board of Directors of the Company, effective immediately. Mr. Holland did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

Share Repurchase

In connection with the Offering, the Company agreed to repurchase from the Selling Stockholders, in a privately negotiated transaction, 436,630 shares of its Class A Common Stock, at a price equal to the price per share at which the Underwriter purchased shares from the Selling Stockholders in the Offering (the “Share Repurchase”). The Share Repurchase closed on September 15, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 10, 2020, by and among Brigham Minerals, Inc., certain selling stockholders, and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit Number	Description

23.2	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.

By:	/s/ Kari A. Potts
Name:	Kari A. Potts
Title:	Vice President, General Counsel and Corporate Secretary

Dated: September 16, 2020

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